UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2021

Athersys, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue

Cleveland, Ohio 44115-2634

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2021, Athersys, Inc. (“Athersys” or the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with HEALIOS K.K. (“Healios”) and Dr. Tadahisa Kagimoto.

The Cooperation Agreement provides for the parties’ cooperation on certain commercial matters, including a commitment to work in good faith to finalize negotiations with a spirit of cooperation and transparency as quickly as possible on all aspects of their supply, manufacturing, information provision and regulatory support relationship.

The Cooperation Agreement also provides for, among related matters, the dismissal with prejudice of the complaint filed by Dr. Kagimoto against the Company seeking the inspection of the Company’s books and records in the Court of Chancery of Delaware on November 21, 2020 (the “220 Litigation”), as disclosed on an amendment to Schedule 13D filed by Healios with the Securities and Exchange Commission (the “SEC”) on November 23, 2020.

As previously disclosed, the Company has had a commercial collaboration with Healios since 2016, and the Company and Healios are parties to an Investor Rights Agreement (the “IRA”), dated as of March 14, 2018, which governs certain of the Company’s and Healios’s rights relating to Healios’s ownership of the Company’s common stock and participation on the Board, and will continue to govern the Company’s and Healios’s relationship, subject to the provisions of the Cooperation Agreement. A copy of the IRA was previously filed as Exhibit 10.2 on the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on May 10, 2018, which is incorporated herein by reference. Under the IRA, among other conditions, so long as Healios continues to beneficially own a certain percentage of the Company’s outstanding shares of common stock, and based on Healios’s current percentage ownership, Healios has the right to nominate one nominee for election to the Board (a “Healios Designee”). Dr. Kagimoto, Healios’s Chairman and Chief Executive Officer, currently serves on the Board as the Healios Designee. The Cooperation Agreement provides that if a Healios Designee is unable to serve, Healios shall be permitted to recommend a new director to fill the vacancy, subject to the terms of the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Company also agreed to appoint Kenneth H. Traub to the Board of Directors of the Company (the “Board”) and to nominate Mr. Traub for election to the Board at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) as a director of the Company for a term expiring at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) or until his earlier death, resignation, disqualification or removal, and subject to the satisfaction of certain conditions, to nominate Mr. Traub for election to the Board at the 2022 Annual Meeting as a director of the Company for a term expiring at the Company’s 2023 annual meeting of stockholders or until his earlier death, resignation, disqualification or removal.

Pursuant to the Cooperation Agreement, Healios and its affiliates agreed to vote at the 2021 Annual Meeting and the 2022 Annual Meeting in favor of the Company’s director nominees and, subject to certain conditions, in accordance with the Board’s recommendation on all other proposals. Healios also agreed, among other things, not to submit director nominations or proposals at any annual or special meeting during the Standstill Period (as defined below).

The Cooperation Agreement provides for the formation of a CEO Search Committee of the Board (the “CEO Search Committee”), which was established on February 15, 2021 by the Board to lead and oversee a search for potential candidates for the role of the new Chief Executive Officer to succeed Dr. Gil Van Bokkelen, who resigned his positions as described in Item 5.02 below. The Cooperation Agreement provides that the Board will appoint Mr. Traub to the CEO Search Committee. Pursuant to the terms of the Cooperation Agreement, the Executive Committee of the Board is no longer active and in effect.

Pursuant to the Cooperation Agreement, Healios has also agreed to certain customary standstill provisions, effective as of the date of the Cooperation Agreement and continuing through the conclusion of the 2022 Annual Meeting (the “Standstill Period”), prohibiting Healios from, among other things, (a) acquiring securities that would result in Healios beneficially owning more than 9.9% of the Company’s outstanding shares of common stock, inclusive of Healios’s current holdings (the “Ownership Limitation”) (b) engaging or participating in any solicitation of proxies with respect to the Company or its securities, (c) joining or participating in any “group” or voting arrangement, (d) proposing certain extraordinary transactions or encouraging third parties to do so, (e) calling or seeking to call a special meeting of the Company’s stockholders, (f) nominating or recommending for nomination any person for election at any annual or special meeting of the Company’s stockholders other than as provided in the Cooperation Agreement, and (g) influencing third parties with respect to the voting or disposition of the Company’s securities. In addition, under the Cooperation Agreement, during the Standstill Period the Company agrees to provide notice to Healios of certain equity issuances and to allow Healios to participate in certain issuances in order maintain its proportionate ownership of the Company’s common stock as of the time of such issuance, subject to a maximum participation of 19.9% of any such issuance, and subject to the Ownership Limitation.

The Cooperation Agreement also includes certain voting commitments, mutual non-disparagement provisions, provisions governing confidential information and permitted information sharing, provisions governing the treatment of conflicts of interests, and other terms as set forth in the full Cooperation Agreement.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chairman and Chief Executive Officer

On February 16, 2021, the Company announced that Dr. Van Bokkelen has resigned from his position as the Company’s Chief Executive Officer, Chairman of the Board and as a member of the Board by mutual agreement, effective as of February 15, 2021. Dr. Ismail Kola, the Lead Director of the Board, was elected by the Board to serve as the new Chairman upon Dr. Van Bokkelen’s resignation.

In connection with his cessation of service as an officer and director of the Company, on February 15, 2021, the Company and Dr. Van Bokkelen entered into a separation letter agreement (the “Separation Letter”), which (a) confirms that his separation constitutes a termination by the Company other than for “cause” under his Amended and Restated Employment Agreement, dated as of December 1, 1998, entitling him to severance payments and benefits thereunder with an aggregate value of $962,162, payable in installments over an 18-month period, and eliminates his obligation to seek other employment in mitigation of the severance payments and benefits, (b) provides for a lump sum payment of $187,371 in lieu of notice under the employment agreement and certain foregone benefits, (c) provides for a lump sum payment for accrued vacation and reimbursement of certain legal fees, (d) provides for accelerated vesting of his outstanding restricted stock units and stock options, with stock options remaining exercisable until the earlier of the third anniversary of termination of employment or the expiration of the original term of the stock option and (e) contains a customary release of claims against the Company and its affiliates from Dr. Van Bokkelen. Pursuant to the Separation Letter, the restrictive covenants under the existing Non-Competition and Confidentiality Agreement, dated as of December 1, 1998 between Dr. Van Bokkelen and the Company, will remain in effect. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Letter, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Interim Chief Executive Officer Appointment

On February 15, 2021, William Lehmann, Jr. was appointed by the Board as Interim Chief Executive Officer of the Company.

Mr. Lehmann, age 54, has worked with Athersys since 2001 and has served as the Company’s President and Chief Operating Officer since June 2006. He has been involved in all aspects of the Company’s operations over the years, including business development, partnership management, finance, clinical development, regulatory, legal and intellectual property management among other things. He has helped develop, negotiate and build most of the Company’s major business relationships, including research & development collaborations and manufacturing among other things. Prior to Athersys, from 1994 to 2001, Mr. Lehmann was with McKinsey & Company, Inc., an international management consulting firm, where he worked extensively with new technology and service-based businesses in the firm’s Business Building practice. Additionally, he was active in the firm’s marketing practice, focusing on both business to business and consumer marketing. Prior to joining McKinsey, he worked at Wilson, Sonsini, Goodrich & Rosati, a Silicon Valley law firm, and, before that, with First Chicago Corporation, a financial institution. Mr. Lehmann received his J.D. from Stanford University, his M.B.A. from the University of Chicago, and his B.A. from the University of Notre Dame.

Director Appointment

Also on February 15, 2021, and pursuant to the Cooperation Agreement, Mr. Traub was appointed to the Board.

Mr. Traub, age 59, currently serves as Managing Partner of Delta Value Advisors, a consulting firm and Managing Partner of Delta Value Group, an investment management firm. Mr. Traub also currently serves as Chairman of the board of DSP Group, Inc. (NASDAQ: DSPG) and on the board of Tidewater, Inc. (NYSE: TDW). Mr. Traub was previously Managing Partner of Raging Capital Management, CEO of Ethos Management and CEO of American Bank Note Holographics, Inc. (NASDAQ: ABHH). Mr. Traub previously served on the board of directors of Athersys from 2012 – 2016 and from June 2020 – October 2020. Mr. Traub also previously served on the boards of directors of Voxware, Inc., Phoenix Technologies, Inc., iPass, Inc., MIPS Technologies, Inc., Xyratex Limited, Vitesse Semiconductor Corporation, AM Castle & Co., MRV Communications, Inc., IDW Media Holdings, Immersion Corporation, Gulfmark, Inc. and Intermolecular, Inc. Mr. Traub received a BA from Emory College and an MBA from Harvard Business School.

As a non-employee director, Mr. Traub will, in general, receive compensation under the same program that currently applies to the Company’s other non-employee directors, which compensation the Company previously disclosed under the heading “Director Compensation Table for 2019” in its most recent proxy statement filed with the Securities and Exchange Commission on April 29, 2020. Mr. Traub will participate in the Company’s 2019 Equity and Incentive Compensation Plan (the “Plan”) and, pursuant to the Plan, he will receive stock option grants and will be entitled to quarterly retainer fees.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of February 16, 2021, by and among Athersys, Inc. and HEALIOS K.K. and Dr. Tadahisa Kagimoto

10.2	Separation Letter, dated as of February 15, 2021, by and between Athersys, Inc. and Dr. Gil Van Bokkelen

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

ATHERSYS, INC.

Dated: February 16, 2021	By:	/s/ Ivor Macleod
Ivor Macleod
Chief Financial Officer